For more information contact:
Stephen S. Romaine, President & CEO
Matthew Tomazin, Executive VP, CFO & Treasurer
Tompkins Financial Corporation (888) 503-5753

For Immediate Release
Friday, April 25, 2025

Tompkins Financial Corporation Reports Improved First Quarter Financial Results

ITHACA, NY - Tompkins Financial Corporation (NYSE American: TMP)
Tompkins Financial Corporation ("Tompkins" or the "Company") reported diluted earnings per share of $1.37 for the first quarter of 2025, unchanged from the immediate prior quarter, and up 16.1% from diluted earnings per share of $1.18 reported in the first quarter of 2024.

Net income for the first quarter of 2025 was $19.7 million, in line with the immediate prior quarter, and up 16.6% from the $16.9 million reported for the same period in 2024. The increase in net income from the first quarter of 2024 was mainly a result of higher net interest income, driven by increased interest income on loans, stabilized funding costs, and growth in fee-based revenues and other income, partially offset by higher provision for credit loss expense.

Tompkins President and CEO, Stephen Romaine, commented, "Our first quarter earnings continued the positive momentum from 2024. Our improved results were driven by growth in net interest income, noninterest income, and increased loan and deposit balances as compared to the first and fourth quarters of 2024. As we begin the year with new economic uncertainty, we believe that we remain well positioned with a strong balance sheet. We are committed to supporting our local communities and driving growth through building quality customer relationships."

SELECTED HIGHLIGHTS FOR THE PERIOD:
•Net interest margin for the first quarter of 2025 was 2.98%, improved from 2.93% for the immediate prior quarter, and 2.73% for the first quarter of 2024.
•Total average cost of funds of 1.84% for the first quarter of 2025 was down 4 basis points compared to the fourth quarter of 2024, and down 2 basis points compared to the same period last year, as a result of funding mix and lower interest rates.

•Provision expense for the first quarter of 2025 was $5.3 million, compared to $1.4 million for fourth quarter of 2024 and $854,000 for the first quarter of 2024. The provision is discussed below under Asset Quality.
•Total fee-based services revenues (revenue from insurance, wealth management, and service charges on deposit accounts and cards services) for the first quarter of 2025 were up $1.2 million or 6.1% compared to the first quarter of 2024.
•Other income for the first quarter of 2025 included a $1.9 million gain on the sale of other real estate owned.
•Total loans at March 31, 2025 were up $46.7 million, or 0.8% compared to December 31, 2024 (3.1% on an annualized basis), and up $426.1 million, or 7.6%, from March 31, 2024.
•Total deposits at March 31, 2025 were $6.8 billion, up $281.7 million, or 4.4%, from December 31, 2024 (17.4% on an annualized basis), and up $303.9 million, or 4.7%, from March 31, 2024.
•Loan to deposit ratio at March 31, 2025 was 89.8%, compared to 93.0% at December 31, 2024, and 87.5% at March 31, 2024.
•Regulatory Tier 1 capital to average assets was 9.31% at March 31, 2025, up compared to 9.27% at December 31, 2024, and 9.08% at March 31, 2024.

NET INTEREST INCOME
Net interest income was $56.7 million for the first quarter of 2025, up $381,000 or 0.7% compared to the fourth quarter of 2024, and up $6.0 million or 11.8% compared to the first quarter of 2024. The increase in net interest income compared to both periods was due to improvement in net interest margin, which is discussed below, and growth in average loans.

Net interest margin was 2.98% for the first quarter of 2025, up 5 basis points when compared to the immediate prior quarter, and up 25 basis points from 2.73% for the first quarter of 2024. The increase in net interest margin, when compared to the most recent prior quarter, was mainly due to lower funding costs reflecting a decrease in average deposit and borrowing rates. The increase in net interest margin when compared to the prior year period was mainly a result of higher yields on average interest earning assets and higher average loan balances, and lower funding costs resulting from improved funding mix.

Average loans for the quarter ended March 31, 2025 were up $93.6 million, or 1.6%, from the fourth quarter of 2024, and were up $403.8 million, or 7.2%, compared to the prior year period. The increase in average loans over both prior periods was mainly in the commercial real estate and commercial and industrial portfolios. The average yield on interest-earning assets for the quarter ended March 31, 2025 was 4.69%, a slight increase from 4.67% for the quarter ended December 31, 2024, and up 22 basis points from 4.47% for the quarter ended March 31, 2024.

Average total deposits of $6.6 billion for the first quarter of 2025 were up $38.5 million, or 0.6%, compared to the fourth quarter of 2024, and up $254.2 million, or 4.0%, compared to the first quarter of 2024. The cost of interest-bearing deposits of 2.23% for the first quarter of 2025 was down 8 basis points from 2.31% for the fourth quarter of 2024, and up 6 basis points from 2.17% for the first quarter of 2024. The ratio of average noninterest bearing deposits to average total deposits for the first quarter of 2025 was 26.9% compared to 28.0% for the fourth quarter of 2025, and 28.8% for the first quarter of 2024. The average cost of interest-bearing liabilities for the first quarter of 2025 of 2.44% represents a decrease of 9 basis points over the fourth quarter of 2024, and a decrease of 7 basis points compared to the same period in 2024.

NONINTEREST INCOME
Noninterest income of $25.0 million for the first quarter of 2025 was up $2.9 million or 13.1% compared to the first quarter of 2024. The increase in quarterly noninterest income when compared to the first quarter of 2024 was mainly due to other income which included a $1.9 million gain on the sale of other real estate owned. Also contributing to the increase in noninterest income were fee based revenues, which included insurance commissions and fees, up $1.3 million or 13.1%; and wealth management fees, up $182,000 or 3.7%; which were partially offset by lower card services income, down $313,000 or 10.6%. Card services income in the first quarter of 2024 included a $255,000 sign-on bonus related to the renewal of a card services contract.

NONINTEREST EXPENSE
Noninterest expense was $50.6 million for the first quarter of 2025, up $750,000 or 1.5% compared to the first quarter of 2024. Contributing to the year-over-year increase was salaries and wages and other employee benefits, up $969,000 or 3.1%. The increase in noninterest expense was partially offset by a decrease of $325,000 or 5.7% in net occupancy expense of premises and furniture and fixture expense.

INCOME TAX EXPENSE
The provision for income tax expense of $6.1 million for an effective rate of 23.7% for the first quarter of 2025, compared to tax expense of $6.0 million for an effective rate of 23.5% for the fourth quarter of 2024, and $5.2 million and an effective rate of 23.5% for the same quarter in 2024.

ASSET QUALITY
The allowance for credit losses represented 1.01% of total loans and leases at March 31, 2025, up from 0.94% at year-end 2024, and from 0.92% reported at March 31, 2024. The increase in the allowance for credit losses coverage ratio over prior quarter end and the end of the prior year first quarter was mainly driven by specific reserves on individually analyzed nonaccrual commercial real estate credits and updates to economic forecasts for unemployment and GDP. These were partially offset by lower qualitative reserves related to asset quality. A specific reserve of $4.2 million was added to one commercial real estate relationship totaling $18.1 million. The specific reserve reflects the estimated decrease in fair value of the collateral based on a new appraisal received at the end of the quarter which is currently under internal review. The property currently generates positive cash flow and a majority of it is tenant occupied. The ratio of the allowance to total nonperforming loans and leases was 85.85% at March 31, 2025, compared to 111.06% at December 31, 2024, and 82.47% at March 31, 2024. The decrease in the ratio compared to the prior quarter end was due to the increase in nonperforming loans and leases, discussed in more detail below.

Provision for credit losses for the first quarter of 2025 was $5.3 million compared to $854,000 for the first quarter of 2024. The increase in provision expense for the first quarter of 2025 was mainly due to the previously discussed specific reserve on one commercial real estate relationship, and updated economic forecasts. Net charge-offs for the three months ended March 31, 2025 were $733,000, compared to $857,000 for the fourth quarter of 2024, and $228,000 for the same period in 2024.

Nonperforming assets of $71.2 million represented 0.87% of total assets at March 31, 2025, up from $65.2 million or 0.80% at December 31, 2024, and $62.7 million or 0.81% at March 31, 2024. The increase in nonperforming assets at March 31, 2025 compared to December 31, 2024 was largely due to the addition of one commercial real estate loan for $17.3 million that was previously included in loans past due 30-89 days being moved into nonperforming loans and leases during the quarter, and was partially offset by the sale of other real estate owned of $14.3 million. The Company believes that the existing collateral securing this $17.3 million loan is sufficient to cover the exposure as of March 31, 2025. At March 31, 2025, nonperforming loans and leases totaled $71.1 million, compared to $50.9 million at December 31, 2024, and $62.7 million at March 31, 2024. Loans past due 30-89 days totaled $12.3 million at March 31, 2025, $28.8 million at December 31, 2024, and $8.0 million at March 31, 2024.

Special Mention and Substandard loans and leases totaled $110.8 million at March 31, 2025, compared to $111.1 million reported at December 31, 2024, and $118.7 million reported at March 31, 2024.

CAPITAL POSITION
Capital ratios at March 31, 2025 remained well above the regulatory minimums for well-capitalized institutions. The ratio of total capital to risk-weighted assets was 13.28% at March 31, 2025, compared to 13.07% at December 31, 2024, and 13.43% at March 31, 2024. The ratio of Tier 1 capital to average assets was 9.31% at March 31, 2025, compared to 9.27% at December 31, 2024, and 9.08% at March 31, 2024.

LIQUIDITY POSITION
The Company's liquidity position at March 31, 2025 was stable and consistent with the immediate prior quarter end. Liquidity is enhanced by ready access to national and regional wholesale funding sources including Federal funds purchased, repurchase agreements, brokered deposits, Federal Reserve Bank's Discount Window advances and Federal Home Loan Bank (FHLB) advances. The Company maintained ready access to liquidity of $1.5 billion, or 18.6% of total assets, at March 31, 2025.

ABOUT TOMPKINS FINANCIAL CORPORATION
Tompkins Financial Corporation is a banking and financial services company serving the Central, Western, and Hudson Valley regions of New York and the Southeastern region of Pennsylvania. Headquartered in Ithaca, NY, Tompkins Financial is parent to Tompkins Community Bank and Tompkins Insurance Agencies, Inc. Tompkins Community Bank provides a full array of wealth management services under the Tompkins Financial Advisors brand, including investment management, trust and estate, financial and tax planning services. For more information on Tompkins Financial, visit www.tompkinsfinancial.com.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995:

This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. The statements contained in this press release that are not statements of historical fact may include forward-looking statements that involve a number of risks and uncertainties. Forward-looking statements may be identified by use of such words as "may", "will", "estimate", "intend", "continue", "believe", "expect", "plan", "commit", or "anticipate", as well as the negative and other variations of these terms and other similar words. Examples of forward-looking statements may include statements regarding the sufficiency of existing collateral to cover exposure related to nonperforming loans and future growth. Forward-looking statements are made based on management’s expectations and beliefs concerning future events impacting the Company and are subject to uncertainties and factors relating to the Company’s operations and economic environment, all of which are difficult to predict and many of which are beyond the control of the Company, that could cause actual results of the Company to differ materially from those expressed and/or implied by forward-looking statements and historical performance. The following factors, in addition to those listed as Risk Factors in Item 1A in our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q as filed with the Securities and Exchange Commission, are among those that could cause actual results to differ materially from the forward-looking statements and historical performance: changes in general economic, market and regulatory conditions; our ability to attract and retain deposits and other sources of liquidity; gross domestic product growth and inflation trends; the impact of the interest rate and inflationary environment on the Company's business, financial condition and results of operations; other income or cash flow anticipated from the Company's operations, investment and/or lending activities; changes in laws and regulations affecting banks, bank holding companies and/or financial holding companies, including the Dodd-Frank Act, and other federal, state and local government mandates; the impact of any change in the FDIC insurance assessment rate or the rules and regulations related to the calculation of the FDIC insurance assessment amount; increased supervisory and regulatory scrutiny of financial institutions; technological developments and changes; cybersecurity incidents and threats; the ability to continue to introduce competitive new products and services on a timely, cost-effective basis; governmental and public policy changes, including environmental regulation; reliance on large customers; the ability to access financial resources in the amounts, at the times, and on the terms required to support the Company's future businesses; and the economic impact, including market volatility, of national and global events, including the response to bank failures, war and geopolitical matters (including the war in Israel and surrounding regions and the war in Ukraine), tariffs and trade wars, widespread protests, civil unrest, political uncertainty, and pandemics or other public health crises. The Company does not undertake any obligation to update its forward-looking statements.

TOMPKINS FINANCIAL CORPORATION
CONSOLIDATED STATEMENTS OF CONDITION
(In thousands, except share and per share data) (Unaudited)	As of	As of
ASSETS	03/31/2025	12/31/2024
		(Audited)

Cash and noninterest bearing balances due from banks	$81,382	$53,635
Interest bearing balances due from banks	111,683	80,763
Cash and Cash Equivalents	193,065	134,398

Available-for-sale debt securities, at fair value (amortized cost of $1,373,444 at March 31, 2025 and $1,367,123 at December 31, 2024)	1,259,342	1,231,532
Held-to-maturity debt securities, at amortized cost (fair value of $274,820 at March 31, 2025 and $267,295 at December 31, 2024)	312,477	312,462
Equity securities, at fair value	783	768
Total loans and leases, net of unearned income and deferred costs and fees	6,066,645	6,019,922
Less: Allowance for credit losses	61,023	56,496
Net Loans and Leases	6,005,622	5,963,426

Federal Home Loan Bank and other stock	29,127	42,255
Bank premises and equipment, net	75,819	76,627
Corporate owned life insurance	77,063	76,448
Goodwill	92,602	92,602
Other intangible assets, net	2,176	2,203
Accrued interest and other assets	151,577	176,359
Total Assets	$8,199,653	$8,109,080
LIABILITIES
Deposits:
Interest bearing:
Checking, savings and money market	3,749,888	3,558,946
Time	1,183,548	1,068,375
Noninterest bearing	1,820,066	1,844,484
Total Deposits	6,753,502	6,471,805

Federal funds purchased and securities sold under agreements to repurchase	122,985	37,036
Other borrowings	493,247	790,247
Other liabilities	88,542	96,548
Total Liabilities	$7,458,276	$7,395,636
EQUITY
Tompkins Financial Corporation shareholders' equity:
Common Stock - par value $.10 per share: Authorized 25,000,000 shares; Issued: 14,464,974 at March 31, 2025; and 14,468,013 at December 31, 2024	1,447	1,447
Additional paid-in capital	299,013	300,073
Retained earnings	547,887	537,157
Accumulated other comprehensive loss	(102,210)	(118,492)
Treasury stock, at cost – 96,360 shares at March 31, 2025, and 131,497 shares at December 31, 2024	(4,760)	(6,741)
Total Equity	$741,377	$713,444
Total Liabilities and Equity	$8,199,653	$8,109,080

TOMPKINS FINANCIAL CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share data) (Unaudited)	Three Months Ended
	03/31/2025	12/31/2024	03/31/2024
INTEREST AND DIVIDEND INCOME
Loans	$78,630	$78,911	$71,599
Due from banks	175	235	154
Available-for-sale debt securities	8,729	8,760	9,611
Held-to-maturity debt securities	1,217	1,222	1,218
Federal Home Loan Bank and other stock	711	894	601
Total Interest and Dividend Income	89,462	$90,022	$83,183
INTEREST EXPENSE
Time certificates of deposits of $250,000 or more	4,507	4,698	4,010
Other deposits	22,143	22,856	20,424
Federal funds purchased and securities sold under agreements to repurchase	41	11	13
Other borrowings	6,109	6,176	8,061
Total Interest Expense	32,800	33,741	32,508
Net Interest Income	56,662	56,281	50,675
Less: Provision for credit loss expense	5,287	1,411	854
Net Interest Income After Provision for Credit Loss Expense	51,375	54,870	49,821
NONINTEREST INCOME
Insurance commissions and fees	11,599	8,471	10,259
Wealth management fees	5,119	4,878	4,937
Service charges on deposit accounts	1,805	1,854	1,796
Card services income	2,626	2,919	2,939
Other income	3,869	2,740	2,220
Net gain (loss) on securities transactions	14	(33)	(14)
Total Noninterest Income	25,032	20,829	22,137
NONINTEREST EXPENSE
Salaries and wages	24,977	25,870	24,697
Other employee benefits	7,100	7,429	6,411
Net occupancy expense of premises	3,570	2,873	3,557
Furniture and fixture expense	1,787	1,834	2,125
Amortization of intangible assets	84	90	76
Other operating expense	13,089	11,870	12,991
Total Noninterest Expenses	50,607	49,966	49,857
Income Before Income Tax Expense	25,800	25,733	22,101
Income Tax Expense	6,121	6,045	5,198
Net Income Attributable to Noncontrolling Interests and Tompkins Financial Corporation	19,679	19,688	16,903
Less: Net Income Attributable to Noncontrolling Interests	0	30	31
Net Income Attributable to Tompkins Financial Corporation	$19,679	19,658	16,872
Basic Earnings Per Share	$1.38	$1.38	$1.19
Diluted Earnings Per Share	$1.37	$1.37	$1.18

Average Consolidated Statements of Condition and Net Interest Analysis (Unaudited)
	Quarter Ended			Quarter Ended			Quarter Ended
	March 31, 2025			December 31, 2024			March 31, 2024
(dollar amounts in thousands)	Average Balance (QTD)	Interest	Average Yield/Rate	Average Balance (QTD)	Interest	Average Yield/Rate	Average Balance (QTD)	Interest	Average Yield/Rate
ASSETS
Interest-earning assets
Interest-bearing balances due from banks	$16,424	$175	4.32%	$19,065	$235	4.90%	$12,202	$154	5.08%
Securities[1]
U.S. Government securities	1,598,785	9,441	2.39%	1,619,973	9,471	2.33%	1,756,122	10,303	2.36%
State and municipal[2]	85,893	554	2.62%	86,481	557	2.56%	89,886	570	2.55%
Other Securities[2]	3,275	53	6.56%	3,287	55	6.66%	3,278	60	7.32%
Total securities	1,687,953	10,048	2.41%	1,709,741	10,083	2.35%	1,849,286	10,933	2.38%
FHLBNY and FRB stock	31,983	711	9.01%	30,665	894	11.60%	34,613	601	6.99%
Total loans and leases, net of unearned income[2,3]	6,025,363	78,835	5.31%	5,931,771	79,126	5.31%	5,621,604	71,779	5.14%
Total interest-earning assets	7,761,723	89,769	4.69%	7,691,242	90,338	4.67%	7,517,705	83,467	4.47%
Other assets	294,855			282,490			283,420
Total assets	$8,056,578			$7,973,732			$7,801,125
LIABILITIES & EQUITY
Deposits
Interest-bearing deposits
Interest bearing checking, savings, & money market	$3,682,318	$16,093	1.77%	$3,661,006	$17,223	1.87%	$3,546,216	$15,036	1.71%
Time deposits	1,159,039	10,557	3.69%	1,076,300	10,331	3.82%	988,891	9,398	3.82%
Total interest-bearing deposits	4,841,357	26,650	2.23%	4,737,306	27,554	2.31%	4,535,107	24,434	2.17%
Federal funds purchased & securities sold under agreements to repurchase	47,653	41	0.35%	39,519	11	0.11%	48,779	13	0.10%
Other borrowings	561,983	6,109	4.41%	534,219	6,176	4.60%	622,951	8,061	5.21%
Total interest-bearing liabilities	5,450,993	32,800	2.44%	5,311,044	33,741	2.53%	5,206,836	32,508	2.51%
Noninterest bearing deposits	1,779,197			1,844,772			1,831,244
Accrued expenses and other liabilities	98,278			101,370			96,292
Total liabilities	7,328,468			7,257,186			7,134,373
Tompkins Financial Corporation Shareholders’ equity	728,110			715,299			665,333
Noncontrolling interest	0			1,247			1,419
Total equity	728,110			716,546			666,752
Total liabilities and equity	$8,056,578			$7,973,732			$7,801,125
Interest rate spread			2.25%			2.15%			1.95%
Tax-equivalent net interest income/margin on earning assets		56,969	2.98%		56,597	2.93%		50,959	2.73%
Tax-equivalent adjustment		(307)			(316)			(284)
Net interest income		$56,662			$56,281			$50,675

Tompkins Financial Corporation - Summary Financial Data (Unaudited)

(In thousands, except per share data)
	Quarter-Ended					Year-Ended
Period End Balance Sheet	Mar-25	Dec-24	Sep-24	Jun-24	Mar-24	Dec-24
Securities	$1,572,602	$1,544,762	$1,622,526	$1,630,654	$1,679,542	$1,544,762
Total Loans	6,066,645	6,019,922	5,881,261	5,761,864	5,640,524	6,019,922
Allowance for credit losses	61,023	56,496	55,384	53,059	51,704	56,496
Total assets	8,199,653	8,109,080	8,006,427	7,869,522	7,778,034	8,109,080
Total deposits	6,753,502	6,471,805	6,577,896	6,285,896	6,449,616	6,471,805
Brokered deposits	99,763	0	20,383	22,808	55,010	0
Federal funds purchased and securities sold under agreements to repurchase	122,985	37,036	67,506	35,989	43,681	37,036
Other borrowings	493,247	790,247	539,327	773,627	522,600	790,247
Total common equity	741,377	713,444	719,855	674,630	667,906	713,444
Total equity	741,377	713,444	721,348	676,093	669,338	713,444

Average Balance Sheet
Average earning assets	$7,761,723	$7,691,242	$7,638,314	$7,547,689	$7,517,705	$7,599,098
Average assets	8,056,578	7,973,732	7,914,924	7,810,061	7,801,125	7,875,339
Average interest-bearing liabilities	5,450,993	5,311,044	5,277,988	5,215,003	5,206,836	5,252,947
Average equity	728,110	716,546	696,532	662,969	666,752	685,814

Share data
Weighted average shares outstanding (basic)	14,246,140	14,230,297	14,215,607	14,214,574	14,211,910	14,218,106
Weighted average shares outstanding (diluted)	14,319,440	14,312,497	14,283,255	14,239,626	14,238,357	14,268,443
Period-end shares outstanding	14,433,873	14,436,363	14,394,255	14,395,204	14,405,019	14,436,363
Common equity book value per share	$51.36	$49.42	$50.01	$46.86	$46.37	$49.42
Tangible book value per share (Non-GAAP)**	$44.88	$42.93	$43.50	$40.35	$39.85	$42.93
**See "Non-GAAP measures" below for a discussion of non-GAAP financial measures and a reconciliation of non-GAAP financial measures to the most directly comparable financial measures presented in accordance with GAAP.

Income Statement
Net interest income	$56,662	$56,281	$53,193	$50,953	$50,675	$211,102
Provision for credit loss expense	5,287	1,411	2,174	2,172	854	6,611
Noninterest income	25,032	20,829	23,385	21,776	22,137	88,127
Noninterest expense	50,607	49,966	49,877	49,942	49,857	199,642
Income tax expense	6,121	6,045	5,858	4,902	5,198	22,003
Net income attributable to Tompkins Financial Corporation	19,679	19,658	18,638	15,682	16,872	70,850
Noncontrolling interests	0	30	31	31	31	123
Basic earnings per share[4]	1.38	1.38	1.31	1.10	1.19	4.98
Diluted earnings per share[4]	1.37	1.37	1.30	1.10	1.18	4.97

Nonperforming Assets
Nonaccrual loans and leases	$70,891	$50,548	$62,381	$62,253	$62,544	$50,548
Loans and leases 90 days past due and accruing	187	323	193	215	151	323
Total nonperforming loans and leases	71,078	50,871	62,574	62,468	62,695	50,871
OREO	81	14,314	81	80	0	14,314
Total nonperforming assets	$71,159	$65,185	$62,655	$62,548	$62,695	$65,185

Tompkins Financial Corporation - Summary Financial Data (Unaudited) - continued

	Quarter-Ended					Year-Ended
Delinquency - Total loan and lease portfolio	Mar-25	Dec-24	Sep-24	Jun-24	Mar-24	Dec-24
Loans and leases 30-89 days past due and
accruing	$12,285	$28,828	$7,031	$5,286	$8,015	$28,828
Loans and leases 90 days past due and accruing	187	323	193	215	151	323
Total loans and leases past due and accruing	12,472	29,151	7,224	5,501	8,166	29,151

Allowance for Credit Losses
Balance at beginning of period	$56,496	$55,384	$53,059	$51,704	$51,584	$51,584
Provision for credit losses	5,260	1,969	3,237	1,864	348	$7,418
Net loan and lease charge-offs (recoveries)	733	857	912	509	228	$2,506
Allowance for credit losses at end of period	$61,023	$56,496	$55,384	$53,059	$51,704	$56,496

Allowance for Credit Losses - Off-Balance Sheet Exposure
Balance at beginning of period	$1,463	$2,021	$3,084	$2,776	$2,270	$2,270
Provision (credit) for credit losses	27	(558)	(1,063)	308	506	$(807)
Allowance for credit losses at end of period	$1,490	$1,463	$2,021	$3,084	$2,776	$1,463

Loan Classification - Total Portfolio
Special Mention	$34,790	$36,923	$58,758	$48,712	$46,302	$36,923
Substandard	75,980	74,163	67,261	67,509	72,412	74,163

Ratio Analysis

Credit Quality
Nonperforming loans and leases/total loans and leases	1.17%	0.85%	1.06%	1.08%	1.11%	0.85%
Nonperforming assets/total assets	0.87%	0.80%	0.78%	0.79%	0.81%	0.80%
Allowance for credit losses/total loans and leases	1.01%	0.94%	0.94%	0.92%	0.92%	0.94%
Allowance/nonperforming loans and leases	85.85%	111.06%	88.51%	84.94%	82.47%	111.06%
Net loan and lease losses (recoveries) annualized/total average loans and leases	0.05%	0.06%	0.06%	0.04%	0.02%	0.04%

Capital Adequacy
Tier 1 Capital (to average assets)	9.31%	9.27%	9.19%	9.15%	9.08%	9.27%
Total Capital (to risk-weighted assets)	13.28%	13.07%	13.21%	13.26%	13.43%	13.07%

Profitability (period-end)
Return on average assets *	0.99%	0.98%	0.94%	0.81%	0.87%	0.90%
Return on average equity *	10.96%	10.91%	10.65%	9.51%	10.18%	10.33%
Net interest margin (TE) *	2.98%	2.93%	2.79%	2.73%	2.73%	2.79%
Average yield on interest-earning assets*	4.69%	4.67%	4.66%	4.56%	4.47%	4.59%
Average cost of deposits*	1.63%	1.67%	1.67%	1.61%	1.54%	1.62%
Average cost of funds*	1.84%	1.88%	2.01%	1.96%	1.86%	1.92%
* Quarterly ratios have been annualized

Tompkins Financial Corporation - Summary Financial Data (Unaudited) - continued

Non-GAAP Measures
This press release contains financial information determined by methods other than in accordance with U.S. generally accepted accounting principles (GAAP). Where non-GAAP disclosures are used in this press release, the comparable GAAP measure, as well as reconciliation to the comparable GAAP measure, is provided in the below table. The Company believes the non-GAAP measures provide meaningful comparisons of our underlying operational performance and facilitate management's and investors' assessments of business and performance trends in comparison to others in the financial services industry. These non-GAAP financial measures should not be considered in isolation or as a measure of the Company's profitability or liquidity; they are in addition to, and are not a substitute for, financial measures under GAAP. The non-GAAP financial measures presented herein may be different from non-GAAP financial measures used by other companies, and may not be comparable to similarly titled measures reported by other companies. Further, the Company may utilize other measures to illustrate performance in the future. Non-GAAP financial measures have limitations since they do not reflect all of the amounts associated with the Company's results of operations as determined in accordance with GAAP.

Reconciliation of Tangible Book Value Per Share (non-GAAP) to Common Equity Book Value Per Share (GAAP)
	Quarter-Ended					Year-Ended
	Mar-25	Dec-24	Sep-24	Jun-24	Mar-24	Dec-24
Common equity book value per share (GAAP)	$51.36	$49.42	$50.01	$46.86	$46.37	$49.42
Total common equity	$741,377	$713,444	$719,855	$674,630	$667,906	$713,444
Less: Goodwill and intangibles	93,586	93,670	93,760	93,847	93,926	93,670
Tangible common equity (Non-GAAP)	647,791	619,774	626,095	580,783	573,980	619,774
Ending shares outstanding	14,433,873	14,436,363	14,394,255	14,395,204	14,405,019	14,436,363
Tangible book value per share (Non-GAAP)	$44.88	$42.93	$43.50	$40.35	$39.85	$42.93

1 Average balances and yields on available-for-sale securities are based on historical amortized cost.
2 Interest income includes the tax effects of taxable-equivalent adjustments using an effective income tax rate of 21% in 2025 and 2024 to increase tax exempt interest income to taxable-equivalent basis.
3 Nonaccrual loans are included in the average asset totals presented above. Payments received on nonaccrual loans have been recognized as disclosed in Note 1 of the Company's consolidated financial statements included in Part I of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2024.
4 Earnings per share for the full fiscal year may not equal the sum of the quarterly earnings per share as a result of rounding of average shares.